FILED 9 A.M. DEC. 4, 1986

CERTIFICATE OF INCORPORATION

OF

PCI Energy Corporation

          1.  The name of the corporation is:

                              PCI Energy Corporation

          2.  The address of its registered office in the State of Delaware is 1100 North Market Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Financial Services (Delaware), Inc.

          3.  The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4.  The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

          5A. The name and mailing address of each incorporator is as follows:

NAME Edward A. Caine David R. Oliver, Jr. Donald K. James	MAILING ADDRESS 1020 19th Street, N.W. Suite 800 Washington, D.C. 20036 1020 19th Street, N.W. Suite 800 Washington, D.C. 20036 1020 19th Street, N.W. Suite 800 Washington, D.C. 20036
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows
NAME H. Lowell Davis Edward A. Caine	MAILING ADDRESS 1900 Pennsylvania Avenue, N.W. Suite 803 Washington, D.C. 20068 1020 19th Street, N.W. Suite 800 Washington, D.C. 20036

          6. The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 3rd day of December, 1986.

/s/ Edward A. Caine Edward A. Caine /s/ David R. Oliver, Jr. David R. Oliver, Jr. /s/ Donald K. James Donald K. James

CERTIFICATE OF CHANGE OF NAME OF REGISTERED AGENT
AND CHANGE OF ADDRESS OF REGISTERED OFFICE
PURSUANT TO SECTION 134(a)
OF TITLE 8 OF THE DELAWARE CODE

          The undersigned agent for service for process, in order to change the name of the registered agent, and the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

1.	The name of the registered agent currently on file is: Financial Services (Delaware) Inc.
2.	The new name of the registered agent is Delaware Corporate Management Inc.
3.	The address of the registered Office currently on file is: 1100 N. Market Street Suite 780 New Castle County Wilmington, Delaware 19801
4.

The address to which the registered office is to be changed is:

                           1105 N. Market Street
                           Suite 1300
                           P.O. Box 8985
                           New Castle County
                           Wilmington, Delaware 19899

                            The new address will be effective upon the filing hereof.

5.	The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part her of by reference.

          IN WITNESS WHEREOF, said agent was caused this certificate to be signed on its behalf by one of its Vice Presidents and attested to by one of its Assistant Secretaries this 2nd day of May, 1991.

                                                                      FINANCIAL SERVICES (DELAWARE),
                                                                      INC.

                                                                      By:  _____________________________
                                                                                          Vice President

                                                                      [Corporate Seal]

                                                                      Attest:  ____________________________
                                                                                          Assistant Secretary

STATE OF DELAWARE          )

                                                    )          SS.

COUNTY OF NEW CASTLE   )

          The foregoing instrument was acknowledged before me this 2nd day of May, 1991, by _____________,Vice President of FINANCIAL SERVICES (DELAWARE), INC. a Delaware corporation, on behalf of the corporation.

                                                                      _______________________
                                                                      Notary Public

                                                                      My commission expires July 14, 1991

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

PCI ENERGY CORPORATION

________________________________________

          The Board of Directors of:

                                        PCI ENERGY CORPORATION

a Corporation of the State of Delaware, on this 9th day of June, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

          The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:

CORPORATION SERVICE COMPANY.

PCI ENERGY CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

          IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its Secretary this 9th day of June A.D. 1997.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/20/1997 971207103 - 2109740	/s/ WM. SHAPIRO Authorized Officer WILLIAM SHAPIRO